CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 16, 1996, accompanying the financial statements of United Community Banks, Inc. and Subsidiaries contained in the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                PORTER KEADLE MOORE, LLP



                                /s/ Porter Keadle Moore, LLP
                                Successor to the practice of
                                Evans, Porter, Bryan & Co.

Atlanta, Georgia
January 29, 1997